BNC BANCORP

BLUE RIDGE SAVINGS BANK - ASHEVILLE, NC

FDIC-Assisted Transaction - Oct 14, 2011

Forward-Looking Statements

This presentation contains forward-looking statements relating to the financial condition, results of operations and business of BNC Bancorp and its subsidiary Bank of North Carolina. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this presentation was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (i) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (ii) changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (iii) competitive pressures among depository and other financial institutions may increase significantly; (iv) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BNC Bancorp is engaged; (v) local, state or federal taxing authorities may take tax positions that are adverse to BNC Bancorp; (vi) adverse changes may occur in the securities markets; (vii) competitors of BNC Bancorp may have greater financial resources and develop products that enable them to compete more successfully than BNC Bancorp; (viii) costs or difficulties related to the integration of Blue Ridge Savings Bank ("Blue Ridge") may be greater than expected; (ix) expected cost savings associated with our acquisition of Blue Ridge may not be fully realized or realized within the expected time frame; and (x) deposit attrition, customer loss or revenue loss following our acquisition of Blue Ridge may be greater than expected. Additional factors affecting BNC Bancorp and Bank of North Carolina are discussed in BNC Bancorp's filings with the Securities and Exchange Commission (the "SEC"), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the Securities and Exchange Commission's website at www.sec.govwhere you can review those documents. BNC Bancorp does not undertake a duty to update any forward-looking statements made during this presentation.

BNC BANCORP

Transaction Overview

Structure: BNCN has purchased substantially all assets and assumed substantially all liabilities from the FDIC as Receiver of Blue Ridge Savings Bank, Asheville, NC.

Assets: Purchased approximately $168 million in total assets
- $90 million in loans and $50 million in OREO
- All loans and Other Real Estate covered by 80% loss sharing agreement.

Liabilities: Assumed approximately $160 million in core deposits
- No deposit premium paid

Additional:

- BNCN has received all applicable regulatory approvals
- Conducted extensive on-site and off-site due diligence
- Acquired 9 branches in western NC, and 1 branch in upstate SC
- Compliments recently announced acquisition of Regent Bank in Greenville, SC
- Asheville NC and Greenville SC markets are within the same broadcast media market.
- Asset discount bid of $17.49 million, $140 million of covered assets

Transaction Rationale

- Enhances footprint in the Carolinas with loyal core deposit base
- Immediately accretive to EPS and Tangible Book Value
- No Capital Raise Necessary
- Seasoned core deposit base – No wholesale funding
- Expansion in attractive western North Carolina markets:
  - *Asheville (2)*
  - *Boone*
  - *Hendersonville*
  - *Brevard*
- One office in Greer located in the upstate of South Carolina
  - *Compliments recent announced acquisition of Regent Bank in Greenville, SC*
- Significant cost efficiencies, six net new branches
- Infrastructure in place in special assets and loss share reporting
- Opportunity to expand mortgage, wealth, and SBA lending

Strategic Expansion



1-40 EAST / WEST
1-85 NORTH / SOUTH
1-95 NORTH / SOUTH
Legacy BNC Office
Blue Ridge Savings Bank
Announced Regent Bank of SC
Beach First National Bank: 4/2010
NORTH CAROLINA & SOUTH CAROLINA
GROWTH BY COUNTY
HIGH GROWTH MARKET- BNC OFFICES
HIGH GROWTH MARKET
MEDIUM GROWTH MARKET
SLOW GROWTH MARKET
Information based on Market Scoring Analysis by Raymond James & Associates

Beach First and Blue Ridge have 80% loss sharing agreements with FDIC

BNC BANCORP

Deposit Portfolio– June 30, 2011

Deposits - BRSB Stand-alone


Demand Deposits
2%
Transaction & NOW
32%
MMDA & Other
4%
Time deposits-local
62%

Deposits – Pro Forma


Demand Deposits
6%
MMDA & Other
38%
Transaction & NOW
7%
Time deposits-local
30%
Time deposits-wholesale
19%

BNC BANCORP

Loan Portfolio – June 30, 2011

Loans - BRSB Standalone


Residential
Mortgage
42%
Commercial Real
Estate
33%
Construction
24%
Commercial &
Industrial
1%

Loans - Proforma


Covered Loans
23%
Commercial Real
Estate
37%
Consumer and
Other
1%
Commercial &
Industrial
7%
Residential
Mortgage
19%
Construction
12%
Leases
1%

Proven History of Growing Franchise Value

		Total Assets	Total Offices	Core Earnings Power	Core Earnings Power per Share
2007	Actual:	1.1B	16	$15.3 million	$2.05
2008	Actual:	1.6B	16	$14.7 million	$1.97
2009	Actual:	1.6B	17	$26.1 million	$3.50
2010	Actual:	2.2B	24	$31.3 million	$2.87
2011	Pro Forma	2.5B	31	$36.9 million	$3.39

Core Earnings Power: Pre-tax income (FTE) + OREO Valuation Adjustments + Provision for loan losses + collection and management costs of npa's + lost income on npa's - One-time gains in securities and acquisitions.

BNC BANCORP

Recent Acquisition Activity

BEACH FIRST NATIONAL BANK
FDIC ASSISTED TRANSACTION, APRIL 2010
Total Assets: $625 million stated, $325 million core

- Bargain purchase gain self capitalized the core franchise
- Loss share protection (80%)
- Attractive core deposit market
- Strong retail franchise
- Built scalable loss share reporting and special assets workout team

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REGENT BANK OF SOUTH CAROLINA
WHOLE BANK TRANSACTION ANNOUNCED SEPTEMBER 2011
Total Assets: $50 million

- Small one branch bank which provides an immediate platform to expand in the Upstate of South Carolina
- Opened in 2009 - $30 million loan portfolio with exceptional credit quality

BNC BANCORP

Recent Organic Expansion

Concord, North Carolina

Seasoned team of five bankers with over 100 years experience in Concord area
Team leader previously served as Head of Small Business Lending in NC for Regional Bank

Raleigh, North Carolina

Seasoned team of five bankers with over 92 years of experience in the Raleigh Market
Team leader previously led the de novo entry into Raleigh for Regional Bank; Grew franchise to over $400 million
Strong core deposit team – One banker was number two deposit gatherer in large Regional Bank system

Charlotte, North Carolina

Seasoned team of ten bankers, all with over fifteen years of experience in the Charlotte Market
Team leader led BNC's entry into Lake Norman market; a $120 million office with exceptional credit quality

Mortgage Origination Team, Charlotte, North Carolina

Seasoned team of 13 support and 27 originators
Team leader previously led a $1 Billion + origination operation for a large Regional bank
High Compliance integrity – two put backs in last 3 years
Origination volume is 60% purchase

SBA Lending Team, Raleigh and Charlotte, North Carolina

Seasoned team of four dedicated SBA professionals from a large Regional Bank
Team leader has 25 years of experience in SBA lending throughout North Carolina

BNC BANCORP

BNC BANCORP